Exhibit 99.1

Optinose Reports Third Quarter 2018 Financial Results
and Recent Operational Highlights

Company reports third quarter net XHANCE revenue of $1.9 million

Company reports 42% monthly XHANCE prescription growth from August to October

Conference call and webcast to be held today at 8:00 a.m. Eastern Time

YARDLEY, Pa., Nov. 13, 2018 Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today reported financial results for the quarter ended September 30, 2018, and provided recent operational highlights.

“We are encouraged by the strong prescription growth driven by our revised commercial efforts, launched in mid-August,” commented CEO Peter Miller. “We are also pleased by a growing volume of patient feedback about the benefits of XHANCE and we believe that positive clinical experience, coupled with our current patient affordability program, is encouraging broader trial of XHANCE. As we look ahead to the final weeks of 2018, we are focused on continuing to initiate new patients and prescribers, which we believe will result in continued growth in 2019. Before the end of this year we also expect to start the first of two planned clinical trials in pursuit of a new indication for the treatment for chronic sinusitis. We believe successful development of XHANCE for this first-in-class indication will increase our long-term growth potential."

Third Quarter and Recent Highlights

Commercial Update
From August to October monthly XHANCE® prescriptions increased by 42%. Through November 2, 2018 more than 3,800 unique physicians have prescribed XHANCE.

Based on currently available third-party data and our internal analyses, the Company estimates that more than 75 percent of commercially insured lives are in a plan in which XHANCE is covered in a Tier 3 formulary position.

Scientific Meeting Presentations
In October 2018, Optinose presented data regarding its product XHANCE at the American Rhinologic Society (ARS) 64th Annual Meeting and the American Academy Of Otolaryngology-Head And Neck Surgery Annual Meeting (AAO-HNSF).

Data on XHANCE was highlighted in three podium presentations and one scientific poster presented during the ARS Annual Meeting and in one podium presentation during the AAO-HNSF Annual Meeting.

Abstracts are available on the ARS Annual Meeting and AAO-HNSF Annual Meeting websites.

XHANCE Development Update
In addition to XHANCE’s existing indication for nasal polyps, we plan to initiate a clinical program to seek approval for a follow-on indication for the treatment of chronic sinusitis in the U.S. in order to broaden our market opportunity, and the Company expects to initiate the clinical program in the fourth quarter of 2018.

Third Quarter 2018 Financial Results

Revenue
The Company generated $1.9 million in net revenue through the sales of XHANCE in the three-month period ended September 30, 2018.

Operating expenses and net loss
For the three-month period ended September 30, 2018, research and development expenses were $3.0 million and selling, general and administrative expenses totaled $22.1 million. Net loss for the period was $25.1 million, or $0.61 per share (basic and diluted).

Cash
The Company had cash and cash equivalents of $221.5 million as of September 30, 2018.

Corporate Guidance

Research and development
The Company expects to initiate a clinical program in pursuit of a new indication for XHANCE for the treatment of chronic sinusitis in the fourth quarter of 2018.

Operating Expenses
The Company estimates total GAAP operating expenses (selling, general & administrative expenses and research & development expenses) for 2018 to be in the range of $112 - $115 million (previous estimate of $117 - $121 million.)

Company to Host Conference Call

Members of the Company’s leadership team will host a conference call and presentation to discuss financial results and corporate updates beginning at 8:00 a.m. Eastern Time today.

To participate on the conference call, please dial (866) 916-4761 from the U.S. or +1 (409) 216-6496 from outside the U.S. In addition, following the completion of the call, a telephone replay will be accessible until November 20, 2018 by dialing (855) 859-2056 from the U.S. or +1 (404) 537-3406 from outside the U.S. and entering conference ID #6156615. A simultaneous webcast of the call and presentation can be accessed by visiting the Investors section of Optinose’s website at www.optinose.com. In addition, a replay of the webcast will be available on the Company website for 60 days following the event.

Investor Conferences

Chief Executive Officer Peter Miller will present at the Jefferies 2018 London Healthcare Conference on November 15, 2018, at 3:00 a.m. ET. Additionally, Mr. Miller will present at the 30th Annual Piper Jaffray Healthcare Conference on November 27, 2018, at 1:30 p.m. ET.

A live webcast will be available for each conference in the Investors section of the Optinose website. A replay will be available for 30 days following the conclusion of each event.

OptiNose, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net product revenues	$1,902	$—	$4,042	$—
Cost of product sales	319	—	870	—
Gross margin	1,583	—	3,172	—
Operating expenses:
Research and development	2,989	6,641	6,736	15,620
Selling, general and administrative	22,086	6,553	71,957	13,214
Total operating expenses	25,075	13,194	78,693	28,834
Loss from operations	(23,492)	(13,194)	(75,521)	(28,834)
Other (income) expense:	1,631	(126)	4,756	517
Net loss	$(25,123)	$(13,068)	$(80,277)	$(29,351)
Deemed dividend	—	4,105	—	11,255
Accretion to redemption value	—	19	—	1,093
Net loss attributable to common stockholders	$(25,123)	$(17,192)	$(80,277)	$(41,699)
Net loss per share of common stock
basic	$(0.61)	$(4.23)	$(2.04)	$(10.25)
diluted	$(0.61)	$(4.23)	$(2.04)	$(10.25)
Weighted average common shares outstanding
basic	41,207,167	4,067,717	39,260,903	4,067,717
diluted	41,207,167	4,067,717	39,260,903	4,067,717

OptiNose, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)

	September 30,	December 31,
	2018	2017
	(Unaudited)
Cash and cash equivalents	$221,491	$234,854
Other assets	16,131	6,282
Total assets	$237,622	$241,136

Total current liabilities	$22,362	$14,777
Long-term debt, net	72,318	71,863
Other liabilities	212	—
Total stockholders' equity	142,730	154,496
Total liabilities and stockholders' equity	$237,622	$241,136

About Optinose
Optinose is a global specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. Optinose has offices in the U.S., the U.K. and Norway. To learn more, please visit www.optinose.com or follow us on Twitter and LinkedIn.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to the initiation, timing and benefits of a clinical program of XHANCE for chronic sinusitis; projected Company operating expenses for 2018; the potential benefits of the Company's patient affordability programs; and other statements regarding the Company's future operations, financial performance, financial position, prospects, objectives and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the Company’s ability to successfully commercialize XHANCE; physician and patient acceptance of XHANCE; the Company’s ability to obtain adequate third-party reimbursement for XHANCE (market access); ; market opportunities for XHANCE may be smaller than expected; uncertainties and delays relating to the initiation, enrollment and completion of clinical trials; unanticipated costs; the Company’s ability to grow XHANCE prescriptions and become profitable; and the risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in the Company’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

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